UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 1, 2005

M-GAB Development Corporation
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	O-49687 (Commission File Number)	33-0961490 (I.R.S. Employer Identification No.)

22342 Avenida Empresa, Suite 220 Rancho Santa Margarita, CA 92688 (Address of principal executive offices) (zip code)

(949) 635-1240 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

On April 1, 2005, we entered into a Stock Exchange Agreement with NuQuest, Inc. Pursuant to the agreement, we agreed to issue to NuQuest a total of 166,667 shares of our common stock, and in exchange they agreed to issue to us a total of 20,000 shares of their common stock. The value of the stock to be exchanged by both parties was agreed to be $25,000. NuQuest further agreed to declare a dividend and distribute the shares of our common stock pro-rata to all of their shareholders except for three, who agreed to forego the dividend.

Item 3.02 Unregistered Sales of Equity Securities

On April 1, 2005, we issued 166,667 shares of common stock, issued without restrictive legend pursuant to an exemption from registration provided by Regulation E promulgated under the Securities Act of 1933, to NuQuest, Inc. as consideration under a Stock Exchange Agreement of even date therewith.

EXHIBITS

Item No.	Description

10.1	Stock Exchange Agreement dated April 1, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2005	M-GAB Development Corporation,
a Florida corporation
/s/ Carl M. Berg
By: Carl M. Berg
Its: President